EXHIBIT 99.1

NATIONAL PENN BANCSHARES, INC.
REPORTS VOTING RESULTS AT
2011 ANNUAL MEETING OF SHAREHOLDERS

National Penn Bancshares, Inc. (Nasdaq: NPBC) held its annual meeting of shareholders on April 26, 2011, to elect four directors; to act upon ratification of the Audit Committee’s selection of KPMG LLP as independent auditors of National Penn for 2011; to act upon an advisory (non-binding) proposal to approve the compensation of National Penn’s executive officers; and to act upon an advisory (non-binding) resolution on the frequency of the advisory vote relating to the compensation of National Penn’s executive officers.

The number of common shares outstanding and entitled to vote at the meeting was 151,578,690.  Present at the meeting, in person or by proxy, were the holders of 135,836,297 common shares, or approximately 89.6 percent of the total shares outstanding, which constituted a quorum.

The final voting results are as follows:

Election of Directors

The following persons were each elected as Class III directors for three-year terms until the 2014 annual meeting of shareholders, receiving the number of votes indicated:

	For	Withheld	Abstentions	Broker Non-Votes
Thomas A. Beaver	96,749,323	23,500,336	0	15,586,638
Jeffrey P. Feather	116,179,266	4,070,393	0	15,586,638
Patricia L. Langiotti	95,220,132	25,029,527	0	15,586,638
Natalye Paquin	117,512,201	2,737,458	0	15,586,638

Ratification of Auditors

Shareholders ratified the selection of KPMG LLP as National Penn’s independent auditors for 2011 by the following vote:
For	Against	Abstentions	Broker Non-Votes
111,111,579	24,407,293	317,425	0

Advisory (non-binding) Approval of National Penn’s Executive Officer Compensation

Shareholders approved (as a non-binding, advisory vote) the compensation of National Penn’s executive officers by the following vote:
For	Against	Abstentions	Broker Non-Votes
112,751,419	6,759,838	738,402	15,586,638

Advisory (non-binding) Approval of the Frequency of the Advisory (non-binding) Vote on National Penn’s Executive Officer Compensation

Shareholders approved (as a non-binding, advisory vote) having an advisory (non-binding) vote on an annual basis on the compensation of National Penn’s executive officers, by the following vote:

For
1 Yr.	101,224,228
2 Yrs.	1,449,995
3 Yrs.	16,501,543
Abstentions	1,073,892
Broker Non-Votes	15,586,638

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